                                                                    EXHIBIT 10.1

February 10, 2000


Mr. Donald L. Drakeman
President and Chief Executive Officer
Medarex, Inc.
707 State Road 206, Suite 206
Princeton, N.J. 08540



                              RE:   Letter of Intent
                                    ----------------

Dear Don:

I.   Introduction
     ------------

Per our recent discussions, this document will serve as a legally binding and fully enforceable Letter of Intent ("Letter") between Eos Biotechnology, Inc., a corporation organized and existing under the laws of the State of Delaware, having its principal offices at 225A Gateway Boulevard, South San Francisco, California, 94080, and Medarex, Inc., a New Jersey corporation having its principal offices at 707 State Road 206, Princeton, NJ, 08540.

Medarex, Inc., ("Medarex") is the sole and exclusive owner of certain transgenic mice useful for the preparation of fully human monoclonal antibodies. Medarex and Eos Biotechnology, Inc. ("Eos") entered into a Research and Commercialization Agreement effective August 2, 1999 under which Eos makes periodic payments to Medarex in exchange for access to such antibodies. Such payments take the form of Immunization Fees, Evaluation Period Extension Fees, Commercial License Fees, Milestone Payments and Royalties. The Parties are also currently negotiating the Amended and Restated Research and Commercialization Agreement (the "Prior Agreement).

The Purpose of the Letter is to state the Parties' intention and understanding with respect to entering into a more extensive collaboration in which they will share earnings and expenses associated with certain products in certain fields, to the extent that such products reach a certain stage in their development. This Letter outlines generally the agreed upon areas of cooperation and the framework for definitive agreements; this Letter is not intended to contain an all-inclusive list of the terms of such definitive agreements.

Other product candidates will be commercially developed by Eos and/or a large pharmaceutical or biotechnology development collaborator to which Eos may license a significant portion of the remaining Eos generated Product Candidates, with remuneration to Medarex as set forth in the Prior Agreement, subject to
Section III I 2 thereof. In each instance, the ownership of intellectual property shall be as set forth in the Prior Agreement if it is executed.

The Parties intend to be legally bound by both the business and legal terms of this Letter, and in consideration of the mutual covenants set forth herein, hereby agree to the provisions set forth below. This Letter shall remain in full force and effect unless and until superseded by the execution and delivery of such definitive agreements as may be necessary to establish the alliances and arrangements intended by the Parties as set forth in this Letter, or until otherwise terminated consistent with the provisions contained herein.

II.  Definitions:
     -----------

"Alliance" means the collaboration to share rights, interests and obligations exclusive of intellectual property between Medarex and Eos pursuant to the terms embodied in this Letter.

"First Field" means the use of a fully human monoclonal antibody, or portion thereof, that is isolated or prepared by or for Eos and is directed toward a specific target molecule, which target molecule Eos believed, at the time such antibody was first isolated or prepared, may be a useful target for intervention for the treatment or prevention of [*****] or any combination thereof. Eos may, at its sole discretion, add, remove or substitute for one or more of the above diseases any disease representing a similar commercial opportunity. The Shared Products in the First Field may be developed and marketed for any appropriate therapeutic indication, including indications other than a disease [*****] for which initially intended.

"Follow-on Product Candidate" means any modified Product Candidate that would create a new therapeutic requiring a separate Biologics License Application
(BLA) or equivalent for marketing approval, and is directed to the same target molecule as a preceding Product Candidate. Such modified forms of a Product Candidate could be the result of applying any technologies or techniques for which the Parties have the freedom-to-operate and the expertise to effect as of the Effective Date of this agreement. Modifications may include, but are not limited to changes to an antibody or antibody fragment through the addition of a radionuclide, toxin or other ligand or an insertion, substitution or deletion of amino acid or peptide sequences to the parent antibody structure.

"Follow-on Product Opportunity" means any proposal to generate a Follow-on Product Candidate.

"Party" means either Medarex or Eos or if plural, both Medarex and Eos.

"Pharmaceutical Collaborator" means a pharmaceutical or biotechnology company with which Eos contracts to provide certain rights to license Product Candidates in the First Field.


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUSTED WITH RESPECT TO THE OMITTED PORTIONS.

"Product Candidate" means a fully human therapeutic antibody (or portion thereof) that has completed its first Successful Phase IIa Clinical Trial.

[*****]

"Selection"or "Select" means the act whereby the Alliance, Pharmaceutical Collaborator or Eos (as applicable in the specific circumstance) accepts Product Candidates for further development. In the case of the Alliance, if the Alliance Selects a particular Product Candidate, such Product Candidate shall thereafter be deemed a Shared Product. As a Party to the Alliance, Medarex shall, subject to the limitations set forth in this Letter, have the prerogative of deciding whether to accept any particular offered Product Candidate as a Shared Product.

"Selection Period" means the [*****] period commencing upon the completion date of the first Successful Phase IIa Clinical Trial for the first Product Candidate, and any extensions thereof, during which time the Alliance shall have the ability to Select the offered Product Candidates (as provided below) as Shared Products.

"Shared Products" means all Selected Product Candidates [*****] that are accepted by the Alliance for development and commercialization by the Alliance.

"Successful Phase IIa Clinical Trial" means a clinical study that provides sufficient evidence of validity of a therapeutic concept and adequate safety in a patient population to reasonably support further investigation of the safety and efficacy of the therapeutic candidate in further clinical studies. A Phase IIa trial may include fewer than 100 patients.

III. Key Business Terms:
     ------------------

A. Product Sharing. Medarex and Eos will share equally (50:50) all Shared Product rights, interests and obligations of the Alliance contemplated by this Letter. The Alliance shall have the right to Select no fewer than six (6) and no more than nine (9) Shared Products, and in addition the Alliance shall have rights to [*****] that the Alliance accepts as provided in Section E.1 below. Eos agrees to use commercially reasonable efforts to offer to the Alliance a sufficient number of Product Candidates such that the Alliance can Select as a minimum six (6), or if greater the same number of Product Candidates in the First Field Selected by the Pharmaceutical Collaborator and/or Eos but not more than a total of nine (9).

B.   Selection Process for Shared Products in the First Field.  At the time the
     --------------------------------------------------------
first Product Candidate in the First Field is generated, the Pharmaceutical Collaborator will have the right to choose whether it will retain the right to Select either odd or even numbered Product Candidates in the First Field as they are generated. In the event that Eos does not acquire a Pharmaceutical Collaborator by the time the first Product Candidate is generated, Medarex will have the right to choose whether the Alliance will Select either odd or even numbered Product Candidates. The Alliance then will be offered every other Product Candidate for Selection, with Eos or the


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUSTED WITH RESPECT TO THE OMITTED PORTIONS.

Pharmaceutical Collaborator retaining the rights to Select the Product Candidates that are not subject to such offers to the Alliance. Once Eos offers (under the foregoing mechanism) a Product Candidate to the Alliance, Medarex as a Party to the Alliance will have forty five (45) days to evaluate available data and decide whether it wishes to Select such offered Product Candidate.

Once the order of Selection is determined (odd or even) it will remain in place for all subsequent Selections throughout the Selection Period. Thus, if a Party does not accept an offered Product Candidate for further development, in the case of the Alliance as a Shared Product, the order (odd or even) of their next Selection will not change. However, the process by which Eos offers [*****] (as discussed in III.F below) to the Alliance will operate independent of this Selection Process and will not affect the order of the Alliance's next offer of a Product Candidate in the First Field for Selection.

All [*****] will be offered to the Alliance for Selection, except that the Parties acknowledge that in the absence of a Pharmaceutical Collaborator with rights to license Product Candidates in the First Field, there shall be no [*****] to offer to the Alliance.

The Alliance may reject a maximum of [*****] Product Candidates as Shared Products during the Selection Period. The Alliance may choose not to Select [*****].

C.   Disposition of Product Candidates.  If the Alliance rejects a Product
     ---------------------------------
Candidate because Medarex refuses to accept that Product Candidate as a Shared Product, the Product Candidate will remain the property of Eos and Medarex will not have any buy-back or other rights thereto.

D.   Rights to Follow-on Product Candidates. By accepting a Product Candidate as
     --------------------------------------
a Shared Product, the Alliance receives from Eos and Medarex exclusive rights to be offered any and all Follow-on Product Candidates for Shared Products.

E.   Presentation of Follow-on Product Opportunities.  Should either Party
     -----------------------------------------------
identify a Follow-on Product Opportunity to which the Alliance is entitled, that party will, after reasonable efforts to resolve any confidentiality limitations from third parties, present a description of the opportunity to the Alliance's development team. Within thirty (30) days of such presentation the Alliance will determine whether or not to pursue the Follow-on Product Opportunity. Should the development team agree to pursue such Follow-on Product Opportunity, the Alliance must do so according to option III.E.1 or E.2 as follows:

1. Medarex may elect that the Alliance shall pursue the opportunity according to the terms and conditions applicable to Shared Products, including but
     not limited to the [*****].   In such event, the Parties agree that if and
     when the [*****]. Thereafter, such Shared Product will continue to be subject to all the terms and conditions for Shared Products.


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUSTED WITH RESPECT TO THE OMITTED PORTIONS.

2. Alternatively, Medarex may elect, at the time the Alliance agrees to pursue such Follow-on Product Opportunity, not to jointly pursue with Eos the Follow-on Product Opportunity as described in Section III.E.1 above, and in such case Eos may elect [*****]. The Parties agree that, upon its development, such Follow-on Product Candidate shall then [*****] and will be subject thereafter to all the terms and conditions for Shared Products. If under this option Eos at any time decides [*****] the pursuit of the Follow-on Product Opportunity, it shall be treated under Section III.E.3 or
     E.4 below.

3. The Parties may mutually agree NOT to pursue a Follow-on Product Opportunity. In such event, the Follow-on Product Opportunity proposal will be deemed not to have been made and if revived, must be presented again to the Alliance.

4. If the development team cannot agree within the applicable thirty day period to pursue a particular Follow-on Product Opportunity, and one Party (the Affirmative Party) wishes to proceed with research and development work on such Follow-on Product Opportunity, the Affirmative Party may decide to pursue the Follow-on Product Opportunity without the participation of the other Party (the Declining Party). The Affirmative Party [*****] generate and develop the Follow-on Product Opportunity to a Follow-on Product Candidate, and the Declining Party shall have the [*****] resulting from such independent work, subject to the limitations set forth below. If and when [*****] of the Declining Party with respect to any [*****] per Section III.H, below, the Affirmative Party will [*****]:

     i) Follow-on Product Opportunities Utilizing Proprietary Technology. Should the Follow-on Product Opportunity and resulting Follow-on Product Candidate utilize technology for which the Declining Party and not the Affirmative Party has proprietary rights, the Parties will, prior to the initiation of research and development activities, negotiate in good faith commercially reasonable milestone and royalty rates to be paid to the Declining Party for such Follow-on Product Candidate. Such milestone and royalty rates should be [*****]. In the case that Eos is the Declining Party, Eos may negotiate, as part of the licensing of the proprietary rights, for the [*****] as specified in Sections III.A and III.P.

     ii) Follow-on Product Opportunities Not Utilizing Proprietary Technology. Should the Affirmative Party pursuing alone the Follow-on Product Opportunity and Follow-on Product Candidate NOT need to license proprietary technology from the Declining Party, that Affirmative Party will pay to the Declining Party the following milestones and royalties:

          [*****]

In both cases (i) and (ii) of option number III.E.4, the Follow-on Product Candidate a priori [*****] when determining the minimum and maximum number of Shared Products as specified in Sections III.A .


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUSTED WITH RESPECT TO THE OMITTED PORTIONS.

In the event that, with respect to a particular Follow-on Product Opportunity, the Parties proceed under III.E.4 above, and the Affirmative Party achieves a Successful Phase IIa Clinical Trial of a Follow-on Product Candidate based on its independent work on such opportunity, the Declining Party will be offered, upon achievement of Product Candidate status, the right to accept the Follow-on Product Candidate as a Shared Product under the Alliance. If such offered Follow-on Product Candidate is accepted as a Shared Product, such product will count towards the minimum and maximum number of Shared Products if Eos is the Affirmative Party. If the Declining Party declines to accept (as a Shared Product) such offered Follow-on Product Candidate on the foregoing offer, the Declining Party will nonetheless again be offered the right to accept such Follow-on Product Candidate as a Shared Product, and count it towards the minimum and maximum number of Shared Products prior to the filing of the first BLA or equivalent by the Affirmative Party covering such Follow-on Product Candidate. The Affirmative Party must notify the Declining Party at least 60 days in advance of its intent to file the first BLA or equivalent.

In addition to the foregoing buy-back rights, the Affirmative Party shall offer to the Declining Party the right to accept into the Alliance the Follow-on Product Opportunity being pursued by such Party (and the resulting Follow-on Product Candidate) at least thirty (30) days prior to its sublicensing such Follow-on Product Opportunity or Follow-on Product Candidate to a sublicensee.

In such event, the Affirmative Party shall provide the Declining Party the identity of the proposed sublicensee as well as the key terms of the proposed sublicense. The Declining Party shall have no influence on the sublicensing terms, however, irrespective of whether or not the Declining Party has exercised a buy-back right.

In any such offer, the Declining Party will have thirty days to accept the offered Follow-on Product Candidate as a Shared Product.

The acceptance of the Follow-on Product Candidate as a Shared Product at any of the above times by the Declining Party will be subject to the same buy-back terms and conditions as for a Shared Product developed by a single Party in section III.H below plus refunding the above [*****] as defined in Section III.H.2(ii). In the event that the Shared Product status is restored by the buy-back and Eos is the Affirmative Party, the Follow-on Product Candidate shall be counted as a Shared Product when determining the minimum and maximum number of Shared Products as specified in Sections III.A. If Medarex is the Affirmative Party, Eos must include in its buy-back terms [*****] prior to acceptance of the Follow-on Product Candidate as a Shared Product.

Notwithstanding the foregoing, with respect to any particular Follow-on Product Opportunity that an Affirmative Party is pursuing independently (as permitted above), the license rights granted to the Affirmative Party with respect to such Follow-on Product Opportunity shall be limited in scope such that the Affirmative Party shall not have the right to promote and market itself, or to sublicense a third party to promote and market, any Follow-on Product Candidate that results from such independent work for the same indication(s) in any major territory as the related Shared Product is being promoted and marketed for or by the Alliance.


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUSTED WITH RESPECT TO THE OMITTED PORTIONS.

F.   Rights to Product Candidates [*****].  If Eos develops [*****] that are
     ------------------------------------
available to Eos for exclusive, world-wide development and marketing, Eos shall offer to the Alliance alternating rights to Selections of such Product Candidates as Shared Products. The Selection process will be the equivalent to that described in Section III.B above with respect to Product Candidates [*****]. At the time that the first such available [*****] is developed, Eos will have the right to choose odd or even Selections. The Alliance shall have no rights to the alternating Product Candidates that are not offered to the Alliance under such procedure. Medarex as a Party to the Alliance will have thirty (30) days to evaluate available data with respect to the offered [*****] and to decide whether it wishes to accept such [*****] as a Shared Product.

Any [*****] accepted by the Alliance as a Shared Product will also be counted as a Shared Product for the purposes of determining the minimum and maximum number of Shared Products as specified in Section III.A.

G.   Alliance Management and Decision-Making.
     ---------------------------------------

     1.   Development Team.  The Alliance will include a development team
          ----------------
consisting of two representatives from each Party [*****]. The development Team will be responsible for planning and decisions regarding Shared Products and Follow-on Product Candidates. Either Party may change any or all of its respective development team representatives upon 30-days written notice to the other Party. All decisions of the development team will be unanimous.

     2.   Resolution of Development Team Disputes.  In the event the development
          ---------------------------------------
team cannot achieve unanimity within a reasonable period of time to be negotiated by the Parties, the CEOs will mutually agree upon the proper course of action. In the event that the CEOs cannot come to agreement and the decision concerns further development of a particular Shared Product, the Party that desires to proceed with the faster and/or more comprehensive development program shall have the prerogative of proceeding with such development on its own by paying all future development costs for that Shared Product, but subject to [*****] as provided below. In addition, as to a particular Shared Product in development, a Party may determine that it no longer wishes to support the development of such Shared Product, and the other Party may elect to proceed independently as provided above, subject to [*****] of such declining Party.

H.   Buy-back Rights for Declined Shared Products.  The Party that declines to
     --------------------------------------------
support the further development of a Shared Product (the Declining Party) will have a right to [*****] in the declined Shared Product subject to the requirements set forth in this Section III.H.

          1. The Declining Party must exercise its [*****]. If the Declining Party fails to exercise this right by the stated deadline, then the Declining Party shall be deemed to have forfeited such right. The Party electing to pursue further development shall then [*****] for the Shared Product and shall pay to the Declining Party a royalty of [*****].


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUSTED WITH RESPECT TO THE OMITTED PORTIONS.

          2. The Declining Party shall be deemed to have exercised [*****] if by the stated deadline it has made the following payments to the Party that pursued further development of such Shared Product:

          (i)  [*****]

          (ii) [*****] subject to applicable laws and regulations and to be measured from the date on which [*****].

          3. The Affirmative Party must notify the Declining Party at least sixty (60) days in advance of filing the first BLA or equivalent and at least thirty (30) days in advance of any sublicensing the Shared Product in any Major Market. The Affirmative Party shall provide to the Declining Party the identity of the proposed sublicensee as well key terms of the proposed sublicense. The Declining Party shall have no influence on the sublicensing terms, however, irrespective of whether or not the Declining Party has exercised [*****].

I.   Manufacturing of Product Candidates.  In the event that the Alliance elects
     -----------------------------------
to have Medarex manufacture the antibody for a Product Candidate and Medarex agrees to do so, it will manufacture at [*****]. In the event that Medarex is [*****] and the Alliance successfully negotiates with Medarex to manufacture, the Alliance will share equally with Medarex any profits (defined here as revenues less Fully Burdened Costs) derived from such manufacture. In any event, if Medarex agrees to manufacture the antibodies, it will do so under no worse terms than those contained in the term sheet attached to this Letter as Exhibit A.

J.   Medarex Payments/Credits to Eos.  Medarex will provide Eos with the
     -------------------------------
following consideration:

     1. $5 million (five million and no/100 dollars) cash due and payable to Eos within thirty (30) days of the Closing Date or May 15, 2000, whichever is sooner. This payment shall be a nonrefundable contribution to Eos' efforts in developing Product Candidates, and Eos will apply such funds towards developing Product Candidates. Medarex will also, within thirty (30) days of the Closing Date or May 15, 2000, whichever is sooner, deposit $20 million (twenty million and no/100 dollars) in a third party interest-bearing escrow account for which account the escrow instructions are attached hereto as Exhibit B;

and

     2. a credit of $75 million which Eos may apply at its discretion against any and all commercial license fees, milestone payments and royalties that Eos would otherwise owe to Medarex under the Prior Agreement and based on the following maximum all-inclusive price schedule:


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUSTED WITH RESPECT TO THE OMITTED PORTIONS.

[*****]

EOS will not be required to pay the commercial license or any milestone fees specified above for any Follow-on Product Candidates, if such fees have already been paid with respect to a modified or unmodified antibody directed against the same molecular target.

  After Eos utilizes the entire $75 million credit, subsequent milestones and fees will be reduced to the terms set forth in the Amended and Restated Research and Commercialization Agreement.

     K.   Product Development Costs.  Eos will [*****]. Medarex and Eos [*****]
          -------------------------
being pursued under Section E1, above. Internal costs incurred by the Parties for agreed upon activities in direct support of development will be shared equally by the Alliance at actual Fully-Burdened Costs without an additional mark-up by the Parties.

     L.   Third Party Royalties.  [*****].
          ---------------------

     M.   Business Team.  The Alliance will include a business team consisting
          -------------
of equal numbers and at least one member from each Party [*****]. The business team shall be established on or before the date on which the first Product Candidate becomes a Shared Product. The business team will be responsible for a business plan for the commercialization of each Shared Product, including determining whether, when and with what limitations a Shared Product should be
out-licensed.   Each business plan shall include plans (if applicable) for the marketing of the applicable Shared Products by the Parties in particular territories, either jointly (as a co-promotion), or by one Party as the "lead" marketing Party, and/or the out-licensing of development and marketing rights in specific geographical territories (for example: Asia or Europe) in exchange for the licensee's payment of up-front fees, milestones, future development costs in both the licensed territory and North America, and royalties on net sales in the territory, all payable to the Alliance. All such licensing revenues shall be revenues of the Alliance to be shared equally by the Parties. For marketing of Shared Products by the Parties, the costs of such marketing shall be Alliance costs and the revenues of such marketing shall be Alliance revenues, each to be shared equally by the Parties. It is understood that in no event would the Parties "co-market" any particular Shared Product in any country.

     N.   First Right of Offer for European Development & Marketing Rights.
          ----------------------------------------------------------------
During the first ninety (90) days after the Selection by the Alliance of a particular Shared Product, Medarex shall have the right to decide whether it intends to become the exclusive licensee in the European market for such Shared Product, but provided that Medarex may so elect up to a maximum of [*****]. Such right to decide, as to each such Shared Product, shall permanently expire after such ninety (90) days have elapsed, and unless an appropriate license agreement has been executed within an additional period of sixty (60) days, Medarex rights to become such licensee will expire. Should Medarex exercise this right, the Parties will negotiate the terms of such license in good faith and such license shall be appended to the definitive agreements. The subject license shall in any event include the following terms:


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUSTED WITH RESPECT TO THE OMITTED PORTIONS.

 .    Medarex will pay all development costs through BLA submission to the
     United States Food and Drug Administration and through the equivalent submission in the European Union.

 .    Medarex shall pay the Alliance milestone payments equivalent to [*****] of those paid by the Pharmaceutical Collaborator for world-wide rights in the First Field, but in no event less than [*****] upon the initiation of Phase III trials and [*****] upon regulatory approval in the first European market, [*****] of which is creditable against royalties

 .    Medarex shall pay the Alliance a royalty on net sales in the licensed territory of the greater of that paid to Eos by the Pharmaceutical Partner in the First Field or the rates contained in the table below. The final agreement will contain a stacking royalty provision; however, such provision will not reduce royalties below 10%.

[*****]

     O.   Co-Promotion Rights of the Parties.  If at any time a Party decides
          ----------------------------------
that it wishes to sublicense its rights to co-promote a Shared Product in a given market, the other Party will have the right of first negotiation to obtain full marketing rights to such Shared Product. If the Parties cannot agree on terms within ninety (90) days, then the Party desiring to sublicense its co-promotion rights may do so, however, the terms of such sublicense may not be more attractive to a third party than the best offered to the other Party.

     P.   Monitoring of Eos Productivity.  Eos' productivity will be monitored
          ------------------------------
at two times as set forth in this Section III.P If Eos' productivity at either time does not meet the thresholds as set forth in this Section, the Selection Period will be extended as set forth in this Section.

     1. First Measuring Point At the end of the [*****] year period following the Closing Date of the definitive agreement(s) if:
     i) the number of Product Candidates offered to the Alliance is fewer than [*****], or
     ii) the number of Phase I clinical trials commenced by Eos is fewer than [*****]
the Selection Period will be extended by an additional [*****] or until the date that the Alliance accepts the minimum number of Product Candidates, whichever is earlier.

     2. Second Measuring Point. At the end of the [*****] year period following the Closing Date of the definitive agreement(s) if:
     i) the number of Product Candidates offered to the Alliance is fewer than [*****], or
     ii) the number of Phase I clinical trials commenced by Eos is fewer than [*****],

the Selection Period then in effect will be extended by an additional [*****] or until the date that the Alliance accepts the minimum number of Product Candidates , whichever is earlier.

Should the Selection Period be extended under Section III.P.2 above, any number greater than [*****] accepted by the Alliance as Shared Products will be counted when determining the minimum and maximum number of Shared Products as specified in Section III.A.

In no case shall the Selection Period be extended beyond a maximum of [*****] years.


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUSTED WITH RESPECT TO THE OMITTED PORTIONS.

The Parties agree that at the end of the Selection Period (including any extensions thereof as set forth above), Eos will be deemed to have complied fully with its obligations to offer to the Alliance the sufficient number of Product Candidates under the definitive agreement(s) if it has met the minimum number of Shared Products or if the aggregate number of Product Candidates, Follow-on Product Candidates and Reversion Products offered to the Alliance is [*****].

     Q.   Nature of the Alliance.  Prior to the acceptance of the first Shared
          ----------------------
Product, the Alliance will create the appropriate structure (if any) to optimize the tax benefits to the Parties.


IV.  LEGAL TERMS
     -----------

     A.   Implementation; Conditions to Closing.  The consummation of the
          -------------------------------------
transactions intended by the Parties as set forth in this Letter will require the negotiation, drafting, execution and delivery of the definitive agreements containing the terms set forth herein and such other terms, conditions, covenants, due diligence obligations, representations, warranties and indemnities as are reasonable and customarily included in agreements relating to similar transactions or are necessary given the particular business needs of either or both of the Parties. It is contemplated that the Parties will sign the definitive agreements on or before April 15, 2000 (the "Closing Date").

     It is further understood that the ability of the Parties to enter into the definitive agreements will be subject to: 1) the prior approval of the definitive agreement(s) by the senior management or board of directors, as appropriate, of Medarex; 2) the prior approval of the definitive agreement(s) by the senior management or board of directors, as appropriate, of Eos; 3) the completion of the Parties' review of the legal, financial, accounting and tax implications of the structure of the transactions contemplated by this Letter, and the satisfaction of the Parties with the results thereof; 4) the completion of necessary and appropriate due diligence; 5) the consummation of a secondary financing by Medarex raising a minimum of $50 million; 6) obtaining any necessary legal or other regulatory approvals.

     B.   Due Diligence.  A list of information to be made available during the
          -------------
due diligence process will be established jointly by the Parties. The Parties will likewise agree on the logistics of the due diligence process.

     C.   Expenses.  Each Party will bear its own expenses in connection with
          --------
the negotiation, drafting, execution and delivery of the definitive agreement(s) contemplated by this Letter.

     D.   Termination.   This Letter may be terminated at any time by mutual
          -----------
written agreement of the Parties. This Letter shall automatically terminate and be of no further force and effect in the event that on or before May 14, 2000, Medarex has not consummated a financing that raises at least $50 million. In addition, if Medarex has not timely performed its payment obligations in Section III.J.1, Eos may terminate upon written notice. If this Letter is not terminated or replaced by definitive agreement(s), it shall remain in full force and effect pursuant to the terms stated herein


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUSTED WITH RESPECT TO THE OMITTED PORTIONS.

and shall be enforceable as the de facto agreement of the Parties. Not withstanding the foregoing, the Parties agree that they shall continue at all times to use diligence and good faith efforts to negotiate the final definitive agreement(s) until such time the Parties reach agreement on and enter into such definitive agreement(s).

     E.   Amendment.  This Letter may be modified or amended only by a written
          ---------
document signed by both Parties.

     F.   Public Disclosures.  Neither Party will, without the prior written
          ------------------
consent of the other, issue any press release or make any other public announcement or statement to any person or entity concerning the existence of this Letter, except that the Parties may: 1) make disclosures in compliance with the confidentiality provisions contained in this Letter; 2) disclose to attorneys, consultants and accountants as needed to obtain advice regarding the transactions contemplated by this Letter; 3) make disclosures required by applicable law, 4) disclose to investors, financial advisors and other individuals as reasonably necessary to obtain additional financing.

     G.   Confidentiality.
          ---------------

For purposes of this Section G, each Party's officers, affiliates, directors, employees, agents and contractors shall be referred to as its respective "Representatives".

For purposes of this Letter, "Confidential Information" shall mean all non-public, confidential, proprietary or trade secret information or material, in original or copied form, that has been or will be disclosed by one Party to the other, either orally or in writing, during the negotiation of the definitive agreements. The following information shall not be considered Confidential Information pursuant to this Letter: 1) information which, at the time of disclosure, is generally available to the public; 2) information which, after disclosure, becomes available to the public by publication or otherwise, other than by breach of this Agreement by the receiving Party or by inadvertent disclosure; 3) information that the receiving Party can establish by competent written evidence was already known to it or was in its possession at the time of disclosure and was not acquired, directly or indirectly, from the disclosing Party.

  "Confidential Information" shall be labeled or indicated as such by the disclosing Party before disclosure to the receiving Party where practicable. In the alternative, the disclosing Party may designate previously disclosed information as "Confidential Information" and thus subject to the protection afforded by this Letter if, within 30 days of disclosure, the disclosing Party notifies the receiving Party in writing of such designation.

The Parties agree to hold in strict confidence and to use all reasonable efforts, in no case less than the efforts exercised by the receiving Party to protect its own Confidential Information, to maintain the secrecy of any and all Confidential Information and may not disclose Confidential Information without the express written consent of the disclosing Party. Such reasonable efforts shall include but not be limited to ensuring that only those Representatives as have a "need to know" such

Confidential Information for purposes permitted or contemplated by this Letter shall have access to the Confidential Information. The receiving Party shall not use Confidential Information for the receiving Party's personal gain or for any purpose other than as necessary to the fulfillment of its rights and obligations under this Letter. The Parties agree to cause their Representatives to be similarly bound.

The receiving Party may disclose Confidential Information if compelled to do so by a court or other tribunal of competent jurisdiction, provided that immediately upon receiving notice that such disclosure may be required, receiving Party give written notice by facsimile or overnight mail to the disclosing Party so that the disclosing Party may seek a protective order or other appropriate remedy from said court or tribunal. In any event, the receiving Party shall disclose only that portion of the Confidential Information that, in the opinion of legal counsel, is legally required to be disclosed. Receiving Party shall also exercise reasonable efforts to obtain assurance that confidential treatment will be afforded Confidential Information revealed in such a context.

The obligations set forth in this section G shall survive the termination of this Letter for a period of ten (10) years after the date of such termination

Within thirty (30) days of the termination of this Letter, the receiving Party shall (and shall cause its Representatives to) return to the disclosing Party or destroy all documents and tangible items that contain or refer to Confidential Information, except that receiving Party may retain one copy of each document in its Legal Department files solely to permit compliance with obligations under this Letter or for use in any pending legal proceeding to which such document relates.

     H.   Governing Law.  This Letter and the definitive agreements executed in
          -------------
connection with it shall be governed by the laws of the State of California, without giving effect to its conflict of laws rules and regulations.

     I.   Assignment.  Neither Party may assign its rights or obligations under
          ----------
this Letter or the definitive agreements absent the prior written consent of the other Party.

     J.   Exclusivity.  Each Party agrees not to negotiate with or entertain
          -----------
negotiations from other Parties while this Letter is in effect, to the extent that such negotiations would conflict with those contemplated by this Letter.

     K.   Entire agreement.  Upon execution and delivery of the definitive
          ----------------
agreements, the terms and conditions thereof shall constitute the entire agreement of the Parties with respect to the subject matter of this Letter.
The definitive agreements shall supersede the Letter and any and all previous agreements between the Parties, whether written or oral, with the exception of the Research and Commercialization Agreement effective August 2, 1999, and the Amended and Restated Research and Commercialization Agreement currently being negotiated between the Parties to the extent that it is ultimately executed into full force and effect.

     L. In the event that either Party seeks redress for any alleged causes of action, the Parties agree to submit to the jurisdiction of the United States District Court for the Southern District of New York for purposes of resolution of those alleged causes of action.


Enclosed are two originals of this binding Letter of Intent. If the terms of this Letter are agreeable to Medarex, please execute both originals and return one to me at the above address.


                              Sincerely,
                              /s/David W. Martin, M.D.
                              David W. Martin, M.D.
                              President and Chief Executive Officer

Accepted by:

Medarex, Inc.

By: /s/ Donald L. Drakeman (Name)

President & CEO (Title)

2/10/00 (Date)

                                   Exhibit A

                                  TERM SHEET
                                   -----------

1 Medarex will have the option to manufacture all products if they meet the best responsible third-party bid (in terms of price, quality and turnaround time). [*****]. The price to be charged by Medarex shall be [*****]; thereafter, either the parties [*****]. Should Eos [*****], Eos would only [*****].

1 If Eos [*****], Eos would [*****]. The [*****] for the purpose of this discount will be [*****].


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUSTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   EXHIBIT B

                              ESCROW INSTRUCTIONS

1.   Upon each presentation of supporting documentation by Eos [*****].

2.   Upon each presentation of supporting documentation by Eos that [*****].

3.   Upon each presentation of supporting documentation by Eos that [*****].

4. The Escrow Agent shall release the amounts set forth in Paragraphs 1, 2 or 3 above each and every time Eos meets the stated requirements for the release.

5. Interest generated by the Escrow Account shall be pooled with principal at the time such interest is generated.

6.   In the event [*****].


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUSTED WITH RESPECT TO THE OMITTED PORTIONS.